EXHIBIT 99.2
DSW INC. PRO FORMA
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF APRIL 30, 2011
(dollars in thousands)

	Retail Ventures		Pro Forma	DSW
	Pre-merger	Note	Adjustment	Pro Forma
ASSETS
Cash and equivalents	$57,297			$57,297
Short-term investments	287,947			287,947
Accounts receivable, net	13,003			13,003
Accounts receivable from related parties	32			32
Inventories	334,495			334,495
Prepaid expenses and other current assets	25,974			25,974
Deferred income taxes	51,369	(3)	$(15,983)	35,386

Total current assets	770,117		(15,983)	754,134

Property and equipment, net	219,058			219,058
Goodwill	25,899			25,899
Long-term investments	54,913			54,913
Deferred income taxes		(2), (4)	140,041	140,041
Other assets	11,464			11,464

Total assets	$1,081,451		$124,058	$1,205,509

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$141,426			$141,426
Accounts payable to related parties	1,164			1,164
Accrued expenses:
Compensation	10,961			10,961
Taxes	17,109			17,109
Gift cards and merchandise credits	20,766			20,766
Guarantees from discontinued operations	452			452
Other	52,067	(6)	$2,750	54,817
Conversion feature of short-term debt	50,511			50,511
Warrant liability	27,781			27,781
Current maturities of long-term debt	132,758			132,758
Current maturities of long-term debt — related party		(7)	11,000	11,000

Total current liabilities	454,995		13,750	468,745

Long-term debt from related party, net of current maturities	11,000	(7)	(11,000)
Other non-current liabilities	102,986			102,986
Deferred income taxes	33,886	(2)	(33,886)

Commitments and contingencies

Shareholders’ equity:
Common Shares, without par value	335,434	(1), (5)	263,882	599,316
(Accumulated deficit) retained earnings	(114,890)	(3),(4),(6)	155,194	40,304
Treasury shares	(59)	(5)	59
Accumulated other comprehensive loss	(5,842)			(5,842)

Total shareholders’ equity	214,643		419,135	633,778
Non-controlling interest	263,941	(1)	(263,941)

Total shareholders’ equity less noncontrolling interests	478,584		155,194	633,778

Total liabilities and shareholders’ equity	$1,081,451		$124,058	$1,205,509

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

DSW INC. PRO FORMA
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
THREE MONTHS ENDED APRIL 30, 2011
(in thousands, except per share amounts)

	Retail Ventures		Pro Forma	DSW
	Pre-merger(8)	Note	Adjustment	Pro Forma
Net sales	$503,588			$503,588
Cost of sales (exclusive of depreciation included below in selling, general and administrative expenses)	(266,804)			(266,804)
Selling, general and administrative expenses	(177,253)	(9),(10)	$2,442	(174,811)
Change in fair value of derivative instruments	(54,876)			(54,876)

Operating profit	4,655		2,442	7,097

Interest expense	(3,792)			(3,792)
Interest income	647			647

Interest expense, net	(3,145)			(3,145)

Earnings before income taxes	1,510		2,442	3,952
Income tax provision	(24,939)	(11)	(954)	(25,893)

Net loss	(23,429)		1,488	(21,941)
Less: net income attributable to the noncontrolling interests	(14,694)	(12)	14,694

Net income attributable to Retail Ventures / Pro Forma DSW	$(38,123)		$16,182	$(21,941)

Basic and diluted earnings per share	$(0.76)	(13)		$(0.57)
Shares used in per share calculations	50,345	(13)		38,806
See accompanying notes to the unaudited pro forma condensed consolidated financial information.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
General:
a)	Legally, Retail Ventures, Inc. (“Retail Ventures”) merged into a subsidiary of DSW Inc. (“DSW”). For financial reporting purposes, the transaction is accounted for as if Retail Ventures acquired the outstanding noncontrolling interest in DSW. These pro forma statements do not reflect DSW’s planned adoption of its historical reporting for cost of sales and operating expenses as that is not a pro forma adjustment.

b)	The pro forma balance sheet has been prepared as if the transaction took place on April 30, 2011. The pro forma statements of operations have been prepared as if the transaction occurred at the beginning of fiscal 2008 and is carried through to April 30, 2011.

c)	All share amounts (other than per share amounts) are in thousands.

d)	Share count was determined by adjusting all historical Retail Ventures shares by the exchange ratio. All historical DSW class A common shares are unchanged. As of April 30, 2011, the outstanding pro forma shares would be:

As of April 30, 2011
Retail Ventures shares outstanding before merger	50,729
Exchange ratio	0.435

Number of outstanding shares — Retail Ventures converted shares	22,067
DSW class A common shares outstanding as reported	17,088

Total DSW shares outstanding	39,155
The following pro forma adjustments have been applied to give effect to the merger as follows:
Balance Sheet:
(1)	Noncontrolling interest. This adjustment reflects the elimination of the noncontrolling ownership in DSW.

(2)	Deferred taxes. Due to the merger of the entities, the consolidated statement reflects the netting of DSW’s long-term deferred tax liability and Retail Ventures’ long-term deferred tax asset.

(3)	Deferred taxes. With the consummation of the transaction, there are multiple income tax consequences that impact current deferred tax assets and liabilities.

Valuation allowance. This adjustment releases the current portion of the valuation allowance of $2.4 million on Retail Ventures’ federal deferred tax assets. DSW expects to fully utilize Retail Ventures’ federal deferred tax assets.

Deferred income tax assets related to Premium Income Exchangeable Securities (“PIES”). The historical Retail Ventures financial statements include a deferred tax asset of $18.4 million related to the PIES. A temporary basis difference existed based upon whether this forward contract would settle in a net asset or net liability position. As DSW will be able to settle the PIES with its own shares or cash, there will be no gain or loss for income tax purposes and this adjustment eliminates the asset.

(4)	Deferred taxes. With the consummation of the transaction, there are multiple income tax consequences that impact long-term deferred tax assets and liabilities.

Valuation allowance. This adjustment releases the valuation allowance of $85.6 million on Retail Ventures’ long-term deferred tax assets. DSW expects to fully utilize Retail Ventures’ federal deferred tax assets.

Basis in subsidiary. This adjustment eliminates the deferred tax liability of $88.4 million for Retail Ventures’ historical basis in its subsidiary, DSW. This deferred tax liability will be eliminated as there will no longer be any subsidiary stock.

(5)	Treasury shares. Retail Ventures’ shares held in treasury were cancelled at the merger date.

(6)	Transaction costs. Retained earnings is reduced by future transaction costs that DSW and Retail Ventures are contractually obligated to pay after the merger close date.

(7)	Long-term debt from related party, net of current maturities. Two days after the merger date, DSW is required to repay any borrowings under the long-term debt from related party. The debt would be current if the merger occurred on April 30, 2011.
Statement of Operations:
(8)	Pro forma statement of operations excludes the impact of Retail Ventures’ discontinued operations.

(9)	Selling, general & administrative expenses. This adjustment eliminates direct transaction costs of $2.0 million incurred by both DSW and Retail Ventures the first quarter of fiscal 2011.

(10)	Selling, general & administrative expenses. This adjustment eliminates the costs of being two public companies since there will only be a single SEC registrant entity as opposed to two registrants. The costs eliminated are attributable to the board of directors, a chief executive officer and a chief financial officer. These amounts are approximately $0.4 million for the first quarter of fiscal 2011 based on the amounts recorded in Retail Ventures’ financial statements.

(11)	Income tax provision. All adjustments are tax effected at the applicable statutory rate of approximately 39%.

(12)	Income attributable to noncontrolling interest holders. This adjustment reflects the elimination of the noncontrolling ownership in DSW.

(13)	Earnings per share. Share count was determined by adjusting all historical Retail Ventures shares by the exchange ratio. All historical DSW class A common shares are unchanged. DSW class A common shares were determined by reducing the reported shares by the weighted average DSW class B common shares.